UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
Amendment No. 1

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 20, 2013

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MVB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

MVB Financial Corp. (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to the Company’s Current Report on Form 8-K which reported the voting results of the Annual Meeting of Shareholders held on May 21, 2013, which was filed with the Securities and Exchange Commission on May 22, 2013 (the “Original 8-K”).  This Amendment No. 1 to the Original 8-K is being filed to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on executive compensation.

Except for the foregoing, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.  Accordingly, this Amendment should be read in conjunction with the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Annual Meeting of Shareholders held on May 21, 2013, a majority of the votes of the Company’s shareholders was cast in favor of holding an annual, non-binding advisory vote on executive compensation.  In light of this result, and other factors considered by the Board of Directors of the Company, the Board of Directors has determined that the Company will hold an annual non-binding advisory vote on the compensation of its named executive officers, until the next required vote on the frequency of the advisory vote on executive compensation occurs, or until the Board of Directors of the Company determines that holding such vote with a different frequency is in the best interests of the Company.  The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior Vice President/ CFO

Date:  June 20, 2013